Exhibit (q)(13)

                                POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Investment Grade Income Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Elizabeth S. Kenyon         President, Principal            August 11, 2003
-----------------------------   Executive Officer
Elizabeth S. Kenyon

/s/ William J. Austin, Jr.      Treasurer and Principal         August 11, 2003
-----------------------------   Financial and Accounting
William J. Austin, Jr.          Officer

/s/ Jessica M. Bibliowicz       Trustee                         August 11, 2003
-----------------------------
Jessica M. Bibliowicz

/s/ James B. Hawkes             Trustee                         August 11, 2003
-----------------------------
James B. Hawkes

/s/ Samuel L. Hayes, III        Trustee                         August 11, 2003
-----------------------------
Samuel L. Hayes, III

/s/ William H. Park             Trustee                         August 11, 2003
-----------------------------
William H. Park

/s/ Ronald A. Pearlman          Trustee                         August 11, 2003
-----------------------------
Ronald A. Pearlman

/s/ Norton H. Reamer            Trustee                         August 11, 2003
-----------------------------
Norton H. Reamer

/s/ Lynn A. Stout               Trustee                         August 11, 2003
-----------------------------
Lynn A. Stout